MESOCOAT, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

May 31, 2010

TABLE OF CONTENTS

                                                                                                                                                  Page

Financial Statements:

Report of Independent Registered Public Accounting Firm                                                          2

Audited Balance Sheets as at May 31, 2010 and 2009                                                                 3

Audited Statements of Operations for the years ended May 31, 2010 and 2009

and cumulative from inception on May 18, 2007 through May 31, 2010                                         4

Audited Statements of Shareholder Equity for the period from inception on May

18, 2007 through May 31, 2010                                                                                                   5

Audited Statements of Cash Flows for the years ended May 31, 2010 and 2009

and cumulative from inception on May 18, 2007 through May 31, 2010                                          6

Notes to Financial Statements                                                                                                     7

Exhibit 99(ii)

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

MesoCoat, Inc

(A Development Stage Enterprise)

We have audited the accompanying balance sheets of MesoCoat, Inc. (A Development Stage Enterprise) as of May 31, 2010 and 2009 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years ended May 31, 2010 and 2009, and since inception on May 18, 2007 through May 31, 2010. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MesoCoat, Inc. (A Development Stage Enterprise) as of May 31, 2010 and 2009 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years ended May 31, 2010 and 2009, and since inception on May 18, 2007 through May 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note A to the financial statements, the Company has incurred recurring losses and recurring negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note A.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

May 12, 2011

50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

Exhibit 99(ii)

MESOCOAT, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEETS

	May 31,	May 31,
	2010	2009
ASSETS

CURRENT ASSETS
Cash in bank	$ 941,076	$ 75,779
Accounts receivable	36,791	62,902

Total Current Assets	977,867	138,681

PROPERTY & EQUIPMENT, net (Note C)	282,776	210,485

OTHER ASSETS
Patents and licenses, net (Note D)	93,798	58,726
Financing fees, net	5,506	7,259
	99,304	65,984

	$ 1,359,948	$ 415,151

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$ 72,924	$ 23,024
Current portion - capital lease obligation (Note G)	10,950	9,417
Accrued liabilities	46,351	11,323
Short term debt and accrued interest (Note E)	274,126	209,015

Total Current Liabilities	404,351	252,779

LONG TERM LIABILITIES
Long term debt, net of discount (Note F)	65,626	39,173
Capital lease obligation, net of current portion (Note G)	22,353	33,303

Total Long Term Liabilities	87,979	72,476

TOTAL LIABILITIES	492,330	325,256

STOCKHOLDERS' EQUITY (Note I)
Common stock, $.01 par value, 2,000,000 and
200,000 shares authorized, 229,334 and 150,000
issued and outstanding as of May 31, 2010
and 2009, respectively	2,293	1,500

Paid in capital	1,518,903	152,617
Retained (deficit) accumulated during the
development stage	(653,578)	(64,222)

Total Stockholders' Equity	867,617	89,895

	$ 1,359,948	$ 415,151

The accompanying condensed notes are an integral part of these financial statements.

MESOCOAT, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF OPERATIONS

			Cumulative
			from
	For the Years Ended		May 18, 2007
	May 31,		(Inception) to
	2010	2009	May 31, 2010

REVENUES
Commercial	$ 5,543	$ 12,965	$ 18,508
Contract and grants (Note H)	596,999	206,530	803,529
Other income	5,414	0	5,414
	607,956	219,496	827,452

COST OF REVENUES	677,008	125,077	802,085

GROSS PROFIT	(69,052)	94,419	25,367

EXPENSES
General and Administrative
Salaries & wages	110,870	18,023	128,893
Payroll taxes	38,534	11,462	49,996
Recruiting	116,938	39,247	156,185
Other	149,694	17,819	167,513
Interest expense	22,578	14,861	37,440
Depreciation and amortization	28,105	5,535	33,641
Amortization Note Discount	53,584	45,694	99,277
Disposal of assets	0	6,000	6,000

Total expenses	520,304	158,640	678,944

NET (LOSS)	$ (589,356)	$ (64,222)	$ (653,578)

NET (LOSS) PER SHARE	$ (3.14)	$ (0.43)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	187,819	150,000

The accompanying condensed notes are an integral part of these financial statements.

MESOCOAT, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF STOCKHOLDER'S EQUITY

					Retained Deficit
					Accumulated
					During the
	Transaction	Common Stock		Additional	Development
	Date	Shares	Par Value	Paid-in Capital	Stage	Total

Initial capitalization - issuance of common stock to founder in exchange for $1,500 in cash, $35,000
in property and $50,000 in intellectual property	4/24/2008	150,000	$ 1,500	$ 85,000	$ -	$ 86,500
Discount on debt for Jumpstart Note	7/22/2008			66,000		66,000
Stock based compensation				1,616		1,616
Net income					(64,222)	(64,222)
Balance, May 31, 2009		150,000	1,500	152,617	(64,222)	89,895

Issuance of common stock, net of
issuance costs of $35,040	12/9/2009	79,334	793	1,364,197		1,364,990
Stock based compensation				2,089		2,089
Net income					(589,356)	(589,356)
Balance, May 31, 2010		229,334	$ 2,293	$ 1,518,903	$ (653,578)	$ 867,617

The accompanying condensed notes are an integral part of these financial statements.

MESOCOAT, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF CASH FLOWS

			Cumulative
			from
	For the Years Ended		May 18, 2007
	May 31,		(Inception) to
	2010	2009	May 31, 2010

OPERATING ACTIVITIES
Net (loss) income	$ (589,356)	$ (64,222)	$ (653,578)

Adjustments to reconcile net (loss) income to net cash
provided by (used in) operating activities:
Depreciation and amortization	76,968	50,325	127,292
Amortization of deferred finance fees	1,753	1,314	3,067
Loss on disposal of equipment	-	6,000	6,000
Stock based compensation	2,089	1,616	3,706
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	26,110	(62,902)	(36,792)
Increase (decrease) in accounts payable	49,900	23,026	72,926
Interest accrued on long term debt	16,250	10,225	26,475
Increase (decrease) in accrued liabilities	35,027	11,323	46,350

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(381,259)	(23,295)	(404,554)

INVESTING ACTIVITIES:
Purchases of machinery and equipment	(96,128)	(184,121)	(315,249)
Capitalized patents and licenses	(39,341)	(11,625)	(100,966)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(135,469)	(195,746)	(416,215)

FINANCING ACTIVITIES
Proceeds from convertible notes	-	220,000	220,000
Borrowings of long term debt	27,986	39,173	67,159
Borrowing on capital lease obligations	-	46,700	46,700
Payment on capital lease obligations	(10,950)	(3,980)	(14,930)
Payments of financing fees	-	(8,574)	(8,574)
Net proceeds from sale of common stock	1,364,990	-	1,451,490

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	1,382,026	293,319	1,761,845

NET INCREASE (DECREASE) IN CASH	865,298	74,278	941,076

CASH, BEGINNING OF PERIOD	75,779	1,500	-

CASH, END OF PERIOD	$ 941,076	$ 75,779	$ 941,076

SUPPLEMENTAL CASH INFORMATION
Cash paid during the year for interest	$ 5,306	$ 2,252	$ 7,558
SUPPLEMENTAL NON-CASH TRANSACTIONS
Assets contributed for capital	$ -	$ -	$ 85,000
Equipment purchased through a capital lease arrangement	$ -	$ 46,950	$ 46,950

The accompanying condensed notes are an integral part of these financial statements.

Exhibit 99(ii)

MESOCOAT INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

For the years ended May 31, 2010 and 2009

NOTE A - Summary of significant accounting policies

Nature of operations

MesoCoat, Inc. (the Company, we, our, or us) is in the business of developing commercialization coating solutions using nanotechnology, is in the development stage as defined under FASB ASC 915-10, "Development Stage Entities".. The financial statements presented include the operations of the Company since inception. The Company is currently in the development stage, as operations consist primarily of research and development expenditures, and revenues from planned principal operations have not yet been realized. The company has invested heavily in intellectual property and machinery and equipment to initiate the research and development of the core technology. Currently, our revenue consists almost entirely of government grants and cooperative reimbursement agreements.

Background

The Company was incorporated as a wholly owned subsidiary of Powdermet, Inc. on May 18, 2007 as Powdermet Coating Technologies, Inc (a Nevada corporation). Operations began in 2008 and effective March 31, 2008 the Company was renamed MesoCoat, Inc. Future success of operations is subject to several technical hurdles and risk factors, including satisfactory product development, regulatory approval and market acceptance of the Company's products and the Company's continued ability to obtain future funding.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

In January 2008, the Company adopted FASB ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) (Formerly referenced as SFAS No. 157, Fair Value Measurements), to value its financial assets and liabilities. The adoption of ASC 820 did not have a significant impact on the Company’s results of operations, financial position or cash flows.  ASC 820 defines fair value, establishes a framework for measuring fair value under GAAP and expands disclosures about fair value measurements.  ASC 820 defines fair value as the exchange price that would be paid by an external party for an asset or liability (exit price).

ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  Three levels of inputs may be used to measure fair value:

  Level 1 – Active market provides quoted prices for identical assets or liabilities;
  Level 2 – Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable with market data; and
  Level 3 – Unobservable inputs that are supported by little or no market activity, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.

MESOCOAT INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

For the years ended May 31, 2010 and 2009

NOTE A - Summary of significant accounting policies, continued

Fair Value of Financial Instruments, continued

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of May 31, 2010.  The Company uses the market approach to measure fair value for its Level 1 financial assets and liabilities.  The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.

The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values.  These financial instruments which include cash, accounts receivable, accounts payable, capital leases, and notes payable are valued using Level 1 inputs and are immediately available without market risk to principal.  Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.  The carrying value of note payable to stockholder approximates its fair value because the interest rates associated with the instrument approximates current interest rates charged on similar current borrowings.  The Company does not have other financial assets that would be characterized as Level 2 or Level 3 assets.

Income Taxes

Income taxes are provided for using the liability method of accounting. A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to more likely than not be realized in future tax returns. Tax law and rate changes are reflected in income in the period such changes are enacted.

Earnings (loss) Per Common Share

The Company computes net loss per share in accordance with FASB ASC 260-10,"Earnings per Share". FASB ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic  EPS  is  computed   by  dividing  net  loss  available  to   common stockholders  (numerator)  by  the   weighted  average  number  of  shares outstanding (denominator) during the period.  Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive. There have been no potentially dilutive common shares issued from inception.

MESOCOAT INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

For the years ended May 31, 2010 and 2009

NOTE A - Summary of significant accounting policies, continued

Accounts receivable

Accounts receivable are stated at face value, less an allowance for doubtful accounts. The Company provides an allowance for doubtful accounts based on management's periodic review of accounts, including the delinquency of account balances. Accounts are considered delinquent when payments have not been received within the agreed upon terms, and are written off when management determines that collection is not probable. As of May 31, 2010 and 2009, management has determined that no allowance for doubtful accounts is required, but we did write-off two accounts receivable invoices, in the year ended May 31, 2010, for a total of $7,897, there are no other questionable invoices, so no further allowance of bad debt was required.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Maintenance and repairs are charged to operations as incurred. Depreciation and amortization are based on the straight-line method over the estimated useful lives of the related assets. When assets are retired or otherwise disposed of, the cost and accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is reflected in operations in the period realized.

Asset construction in progress

Construction in progress assets, represent assets that are in process of construction and rehabilitation in order to bring them to operational status. All costs are captured in a separate Construction in Progress account, and are included in the “Property and Equipment – net” amounts, and when the asset is ready to enter service, the total costs are capitalized and depreciation commences per the schedule below.

Depreciation

Depreciation is computed on the straight-line method net of salvage value with useful lives as follows:

                        Computer equipment and software      5 years

            Office furniture and equipment           5 years

            Machinery and equipment                   10 years

                        Leasehold improvements                     balance of lease term

Patent and technology licenses

Patent costs are recorded at the cost to obtain the patent and are amortized on a straight-line basis over their estimated useful lives up to 20 years, beginning when the patent is secured by the Company. License costs are recorded at the cost to obtain the license and are amortized on a straight-line basis over 15 years.

MESOCOAT INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

For the years ended May 31, 2010 and 2009

NOTE A - Summary of significant accounting policies, continued

Grant Revenue

Revenue from grants is generally recorded when earned as defined under the terms of the agreements. Each grant document sets the timing of amounts that are allowed to be billed and how to bill those amounts. We generally look at a two week time period to bill from and work on the incurred costs for the same time period and bill according to preset amounts that are allowed to be billed for per the grant documents. This is then billed through a government billing system, reviewed by the government department, and then payment is sent to us.

Research and development costs

Research and development costs are charged to expense as incurred and are included in operating expenses. Total research and development costs were $13,748 and $9,734 for the years ended May 31, 2010 and 2009, respectively.

Advertising Expenses

Advertising costs are expensed as incurred. Advertising expenses are included in general and administrative expense in the accompanying statement of operations.

Stock-based compensation

The Company adopted FASB ASC 718-10 and valued our employee stock based awards based on the grant-date fair value estimated in accordance with the provisions of FASB ASC 718-10.  The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached in FASB ASC 505-10.  Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable.  The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-10.

Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivables. Cash and cash equivalents, as reflected in the banks' records, are insured by the Federal Deposit Insurance Corporation up to limits as proscribed. With regards to accounts receivable, the Company received funding from three grants that comprised 70% of its revenues for the year ended May 31, 2010. Related party sales for contracted services represented 30% of revenues for the year ended May 31, 2010 and 2% of accounts receivable as of May 31, 2010. At May 31, 2010, the Company had no other significant concentrations of credit risk.

MESOCOAT INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

For the years ended May 31, 2010 and 2009

NOTE A - Summary of significant accounting policies, continued

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates and assumptions.

Evaluation of subsequent events

In accordance with Accounting Standards Codification (ASC) topic 855 Subsequent Events, the Company currently evaluates subsequent events through the date the financial statements are available to be issued.

Going Concern

Our financial statements have been presented on the basis that we are a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  We have sustained operating losses since our inception.

As of May 31, 2010 we have an accumulated deficit of $653,578, a working capital surplus of $573,516 and a stockholders’ surplus of $867,617, but these will not be sufficient to fund our business plan for the next twelve months. During the fiscal year ended May 31, 2010 we had a net loss of $589,356 and cash used in operating activities of $381,259. The Company’s ability to continue in existence is dependent on its ability to develop additional sources of capital, and/or achieve profitable operations and positive cash flows. Management’s plan is to aggressively pursue its present business plan. Since inception we have funded our operations through the issuance of preferred and common stock and related party loans and advances, and will seek additional debt or equity financing as required. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE B – Recent Accounting Pronouncements

We have examined all recent accounting pronouncements and believe that none of them will have a material impact on the financial statements of our company.

MESOCOAT INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

For the years ended May 31, 2010 and 2009

NOTE C - Property and equipment

Property and equipment consists of the following at May 31:

	2010	2009
Machinery and equipment	$ 274,194	$ 210,032
Computer equipment and office furniture	9,514	1,007
Leasehold improvements	25,541	2,082
	309,249	213,121
Less accumulated depreciation	(26,473)	(2,636)
	$ 282,776	$ 210,485

Depreciation expense was $23,823 and $2,603 for the years ended May 31, 2010 and 2009, respectively.

Property and equipment under capital leases totaled $41,082 and $45,777, net of accumulated amortization, at May 31, 2010 and 2009, respectively. Amortization of assets held under capital leases is included within depreciation and amortization expense.

NOTE D - Patents and licenses

Patents and licenses consist of the following at May 31:

	2010	2009
Patents and Licenses	$ 100,965	$ 61,625
	100,965	61,625
Less accumulated amortization	(7,167)	(2,899)
	$ 93,798	$ 58,726

Amortization expense was $4,268 and $2,899 for the years ended May 31, 2010 and 2009, respectively.

Estimated amortization expense at May 31, 2010 for the next five years is approximately $4,435 each year.

MESOCOAT INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

For the years ended May 31, 2010 and 2009

NOTE E - Short-term debt

Convertible promissory notes

As of May 31, 2010 and 2009 the Company had a balance outstanding net of discount of debt of $69,344 and $20,482, respectively, of bridge funding from a non-profit organization specializing in venture development. This note was executed on July 22, 2008, and we received two payments of proceeds totaling $220,000. On the event of a change of control or a capital investment, the note holder has the option to convert the outstanding balance and the accrued interest owed to shares of our Common Stock at a price determined by a computation defined in the senior secured convertible promissory note agreement. The conversion feature contains a provision to take the total of the outstanding balance add the outstanding interest and multiply by a multiple of between, 1.3 and 2.0, depending upon the date of the closing of the investment, and divided by the purchase price of the closing equity transaction. We have analyzed these notes per “Debt with Conversion and other Options” (ASC 470-20), and have determined that this constitutes a beneficial conversion feature (BCF), accordingly, we have computed a BCF amount of $66,000 and have recorded this as a portion of the discount on debt. We used the multiple of 1.3 as the multiple to compute our BCF, since the discount is limited to the face value of the note, and after the following described acceleration multiple, only leaves available this amount to use. Based upon these assumptions and the equity transaction discussed in Note I, below, we will use the share price of $32.50 per share of common stock; this note would be convertible to approximately 9,859 shares of our common stock.

In addition to the above Conversion feature, there is an acceleration clause upon a business combination of greater than 50% of our company. On December 10, 2009, we entered into such an agreement to sell a majority of our company to an unrelated entity, as discussed in Note H, this stock transaction represents the first option of stock sale, the same entity is in process to close the next round of stock purchase that will bring their ownership over 50%, accordingly we have computed a Contingent loss liability of $178,308, and have recorded this as a discount on debt and are amortizing this and the additional amount of $66,000 from the above BCF over the life of the note, sixty months. Accordingly we will amortize $4,072 per month for the discount on debt. In the years ended May 31, 2010 and 2009, we amortized $48,862 and $44,790, respectively. As of May 31, 2010 and 2009, there remains a balance of discount on debt $150,656 and $199,518, respectively.

These notes rank senior to equity instruments of the Company in all respects including, but not limited to, liquidation, sale or merger preference, redemption, or dividend and interest rights. These notes are secured by the intellectual property and all assets of the company.

The notes accrue interest at 7.5% per annum, compounded quarterly. Interest expense for the years ended May 31, 2010 and 2009 was $16,250 and $10,225, respectively. Cumulative interest of $26,475 and $10,225 is accrued at May 31, 2010 and 2009, respectively, and is included in long-term debt. The Company has paid no interest related to these convertible debts. The notes mature July 22, 2013.

MESOCOAT INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

For the years ended May 31, 2010 and 2009

NOTE E - Short-term debt, continued

As of May 31, 2010 and 2009, short term consisted of the following:

	May 31,
	2010	2009

Jumpstart Principal	$220,000	$220,000
Jumpstart Discount on Debt	(150,656)	(199,518)
Jumpstart Contingent Loss on Debt	178,308	178,308
Jumpstart accrued interest	26,475	10,225
	$274,126	$209,015

NOTE F - Long-term debt

Term loan

The Company obtained a loan from the County of Cuyahoga, Ohio for $60,000 in July 2008. The loan bears interest at a rate of 0% per annum for the first three years and 3.5% per annum of the outstanding principal balance for the remaining seven years. The loan is collateralized by certain intellectual property of the Company. Principal and interest payments of approximately $800 are due monthly beginning August 2011. The loan matures July 10, 2018.

According to “Imputed Interest” (ASC 835-30-25), we have calculated imputed interest of 7.5% on the above note, and capitalized the amount of $42,250 with the principal amount of $60,000, and have recorded a debt discount of $42,250. As of May 31, 2010 and 2009, we amortized $4,345 and $904, respectively. As of May 31, 2010 and 2009, the balance of discount on debt is $36,624 and $-0-, respectively.

As of May 31, 2010 and 2009, long term debt consisted of the following:

	May 31,
	2010	2009

Magnet – CUY Note Principal	$102,250	$39,173
Magnet Discount on Debt	(36,624)	-
	$65,626	$39,173

MESOCOAT INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

For the years ended May 31, 2010 and 2009

NOTE G – Leases

The Company leases machinery and equipment under a capital lease arrangement, which expires December 2012.

The Company leases its office and laboratory space from a related party. The lease expires June 30, 2010 and has subsequently been extended on a month to month basis. In March 2010, the Company entered into noncancellable operating leases covering a corporate apartment and vehicle, which expire March 2011 and March 2012, respectively.

Total expense related to the operating lease was $2,400 and $2,200 for the years ended May 31, 2010 and 2009.

Minimum annual rental commitments are as follows at May 31, 2010:

	Capital Leases	Operating Leases
2011	$ 15,264	$ 11,448
2012	15,264	1,190
2013	10,554	0

Total minimum lease payments	41,082	12,638
Less amount representing interest	7,779
Present value of net minimum capital lease payments	33,303
Less current maturities	10,950
Long-term obligations under capital leases	$ 22,353

NOTE H – Grants

The Company has applied for and received certain grants since inception as a funding source for its operation. In general, the Company incurs various research and development costs and administrative costs and recovers a portion of these costs from the grantor. Revenue associated with grants is as follows for the years ended May 31:

			Total since
	2010	2009	inception
Department of Energy	$ 519,098	$ 194,000	$ 713,098
Edison Material Technology Center	77,901	12,530	90,431
Total grants	$ 596,999	$ 206,530	$ 803,529

MESOCOAT INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

For the years ended May 31, 2010 and 2009

NOTE I – Capitalization

Common Shares – Authorized

The Company has 2,000,000 common shares authorized at a par value of $0.01 per share as of May 31, 2010, and 200,000 common shares authorized at a par value of $0.01 per share as of May 31, 2009.  All common stock shares have equal voting rights, are non-assessable and have one vote per share.  Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all the directors of the Company.

Common Stock Issuances

For the years ended May 31, 2010 and 2009, we had outstanding 229,334 and 150,000 shares of our common stock, respectively. For the years ended May 31, 2010 and 2009, we issued the following shares:

During December 2009, the Company issued 79,334 shares of Common Stock at a price of $17.65 per share resulting in cash proceeds of $1,364,990 net of issuance costs of $35,040. The stockholder agreement, described below, allows for future issuance of shares of the Common Stock at a fixed price.

On April 24, 2008, Powdermet, Inc. purchased 150,000 shares of the Company's Common Stock for $1,500 in cash and $85,000 of contributed property as the initial investment in the Company.

Share Purchase – Investment Agreement

On December 11, 2009 we entered into an Investment Agreement (“Agreement”) with Abakan Inc., (“Abakan”) and Powdermet Inc., our majority shareholder. Pursuant to the Agreement, Abakan subscribed to a fully diluted thirty four percent (34%) equity interest in our common stock in exchange for $1,400,000 and a series of options to acquire up to one hundred percent (100%) of our common stock on the satisfaction of certain conditions. The closing of the Agreement also entitled the Company to appoint two directors to our Company’s five person board of directors.

MESOCOAT INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

For the years ended May 31, 2010 and 2009

NOTE I – Capitalization, continued

Share Purchase – Investment Agreement, continued

The initial option entitles us to subscribe to an additional seventeen percent (17%) equity interest in our common stock in exchange for two million eight hundred thousand dollars ($2,800,000) within twelve (12) months of the closing date of the Agreement. Exercise of the initial option would increase the Company’s holdings to a fully diluted fifty one percent (51%) of our common stock and entitle Abakan to offer an independent director to serve as one of the five appointed to our board of directors. Further, the exercise of the initial option would cause the Shareholders Agreement, executed concurrently with the Agreement, to become effective. The Shareholders Agreement governs the actions of our shareholders in certain aspects of corporate action and creates an obligation for existing shareholders and any new shareholders to be bound in like manner. The second option entitles Abakan to subscribe to an additional twenty four percent (24%) equity interest in our common stock in exchange for sixteen million dollars ($16,000,000) within twelve (12) months of the exercise of the initial option. Exercise of the second option would increase Abakan’s holdings to a fully diluted seventy five percent (75%) of our common stock and entitle Abakan’s management to appoint a fourth director to our five person board of directors. The third option entitles outside shareholders of our common stock, for a period of twelve (12) months after the exercise of the second option, to cause Abakan to pay an aggregate amount of fourteen million six hundred thousand dollars ($14,600,000) payable in shares of the Abakan’s common stock or a combination of cash and stock, as provided in the Agreement, in exchange for all remaining shares of our common stock, on a fully diluted basis, not then held by Abakan. As of the year ended, May 31, 2010, Abakan made the initial investment of $1,400,000 less offering costs of $35,040 for a thirty – four (34) percentage ownership of MesoCoat.

NOTE J- License agreement — related party

The Company has a license agreement with Powdermet, Inc, a shareholder, which grants the Company an exclusive license to the use of technical information, proprietary know-how, data and patent rights assigned to and/or owned by Powdermet, Inc. The agreement will end upon the last to expire valid claim of licensed patents, unless terminated earlier within the terms of the agreement.

As part of the agreement, the Company has a commitment to purchase consumable powders from Powdermet, Inc. through July 1, 2013. Also, as part of the agreement the Company will receive technology transition, maintenance, installation and facility support on a cost reimbursement basis. Total expense related to the cost reimbursement was $115,705 and $19,202 for the years ended May 31, 2010 and 2009, respectively. At May 31, 2010 and 2009, $18,455 and $1,852, respectively, of reimbursement costs are included in accounts payable.

Exhibit 99(ii)

MESOCOAT INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

For the years ended May 31, 2010 and 2009

NOTE K - Patent license agreement

The Company has an exclusive commercial patent license agreement with a third party which requires the Company to invest in the research and development of technology and the market for products by committing to a certain level of personnel hours and $350,000 of expenditures.

The patent license agreement required a $10,000 execution fee in 2009 and requires a $40,000 execution fee upon the achievement of a certain milestone as defined in the agreement.

The patent license agreement requires royalty payments equal to 2.5% of net sales of the product sold by the Company beginning after the first commercial sale. For the first calendar year after the achievement of a certain milestone and the following two calendar years during the term of the agreement, the Company will pay a minimum annual royalty payment of $10,000, $15,000 and $20,000 respectively. No royalty payments have been made through May 31, 2010.

NOTE L - Stock option plan

The Company's stock option plan is intended to advance the interest of the Company and its shareholders by enhancing the Company's ability to attract and retain employees, directors and consultants, to provide such individuals with a proprietary interest in the Company and to stimulate the interest of those individuals in the development and financial success of the Company. The plan is administered by the Board of Directors of the Company. Options granted under the plan can be either incentive stock options or non-qualified stock options. The Plan authorizes the issuance of a maximum of 9,000 shares of the Company's Common Stock. The weighted average remaining contractual life of all currently outstanding options is 4.6 years. These options have a term of 6 years and will expire beginning August 2014 through November 2014.

The fair value of options at the date of grant was estimated using the Black-Scholes option- pricing model with the following principal assumptions:

Risk-free interest rate                                               2.56% - 3.23%

Expected life (years)                                                 6 years

Expected volatility                                                     225.0%

Expected dividends                                                    None

The risk-free interest rates are based on the U.S. Treasury yield curve in effect at the time of grant for periods corresponding with the approximate expected life of the option. The expected stock price volatility rates are based on comparable companies.

MESOCOAT INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

For the years ended May 31, 2010 and 2009

NOTE L - Stock option plan - continued

On August 14, 2008, we granted to one of our employees 3,200 stock options with an exercise price of $2.00 per share. The options will expire six years from the grant date, and the options will vest 25% on the first anniversary of the grant date, and the remaining 75% will vest in prorate shares equally over the next three years after the first anniversary of the grant date. On November 7, 2008, we granted to another of our employees 1,000 stock options with an exercise price of $1.00 per share. The options will expire six years from the grant date, and the options will vest 25% on the first anniversary of the grant date, and the remaining 75% will vest in prorate shares equally over the next three years after the first anniversary of the grant date.

A summary of the options granted to employees and non-employees under the plan and changes during the period ended May 31, 2010 and 2009 is presented below:

	Number of Options	Weighted Average Exercise Price	Aggregate Intrinsic Value
Balance at June 1, 2008	-	$0.00	$-
Granted	4,200	1.95	8,358
Exercised	-	0.00	-
Forfeited or Expired	-	0.00	-
Balance at May 31, 2009	4,200	$1.95	8,358
Exercisable at May 31, 2009	-	$0.00	-
Weighted average fair value of options granted during the year		$1.95
Balance at June 1, 2010	4,200	$1.95	$8,358
Granted	-	0.00	-
Exercised	-	0.00	-
Forfeited or Expired	-	0.00	-
Balance at May 31, 2010	4,200	$1.95	8,221
Exercisable at May 31, 2010	1,050	$1.99	2,090
Weighted average fair value of options granted during the year		$0.00

MESOCOAT INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

For the years ended May 31, 2010 and 2009

NOTE L - Stock option plan - continued

The following table summarizes information about employee stock options under the 2009 Plan outstanding at May 31, 2010:

Options Outstanding					Options Exercisable
Range of Exercise Price	Number Outstanding at May 31, 2010	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Intrinsic Value	Number Exercisable at May 31, 2010	Weighted Average Exercise Price	Aggregate Intrinsic Value
$1.00	1,000	4.00 Years	$1.96	$1,992	250	$1.96	$498
$2.00	3,200	4.00 Years	$1.95	$6,366	800	$1.95	$1,592
	4,200	4.00 Years	$1.95	$8,358	1,050	$1.95	$2,090

On August 14, 2008, we granted to one of our employees 3,200 stock options with an exercise price of $2.00 per share. The options will expire six years from the grant date, and the options will vest 25% on the first anniversary of the grant date, and the remaining 75% will vest in prorate shares equally over the next three years after the first anniversary of the grant date. On November 7, 2008, we granted to another of our employees 1,000 stock options with an exercise price of $1.00 per share. The options will expire six years from the grant date, and the options will vest 25% on the first anniversary of the grant date, and the remaining 75% will vest in prorate shares equally over the next three years after the first anniversary of the grant date.

The total value of employee and non-employee stock options granted during the years ended May 31, 2010 and 2009, was $-0- and $8,358, respectively. During years ended May 31, 2010 and 2009, the Company recorded $2,089 and $1,616, respectively, in stock-based compensation expense relating to stock option grants.

At May 31, 2010 there was $4,653 of total unrecognized compensation cost related to stock options granted under the plan.  That cost is expected to be recognized pro rata through January 25, 2014.

MESOCOAT INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

For the years ended May 31, 2010 and 2009

NOTE M – Income taxes

The net operating loss carryforward is the only component of deferred tax assets for income tax purposes as of May 31, 2010, of approximately $201,134 which was reduced to zero after considering the valuation allowance of $201,134, since there is no assurance of future taxable income.

The net operating loss carryforward as of May 31, 2010 expires as follows:

Expiring Year	Amount
2029	$ 51,282
2030	540,288

Total	$ 591,570

These loss carryovers could be limited under the Internal Revenue Code should a significant change in ownership occur.

The following is an analysis of deferred tax assets as of May 31, 2009 and 2010:

                                                                                Deferred           Valuation

                                                                                           Tax Assets        Allowance               Balance

Deferred tax assets at Inception (April 24, 2008)      $              -0-         $             -0-            $        -0-

Additions for the year                                                           17,436             (17,436)                     -0-

Deferred tax assets at May 31, 2009                                   $       17,436         $ (17,436)            $       -0-

Additions for the year                                                         183,698            (183,698)                    -0-

Deferred tax assets at May 31, 2010                                   $     201,134         $ (201,134)            $      -0-

The following is reconciliation from the expected statutory federal income tax rate to the Company’s actual income tax rate for the years ended May 31:

	2010	2009
Expected income tax (benefit) at Federal statutory tax rate -34%	$ (200,381)	$ (21,835)
Permanent differences	924	550
Timing differences	15,759	3,850
Valuation allowance	183,698	17,436
Income tax expense	$ - 0 -	$ - 0 -

We currently have no uncertainty of the tax positions that we have taken and believe that we can defend them to any tax jurisdiction.